Exhibit 10.1

THIRD AMENDMENT TO
CREDIT AGREEMENT

Dated as of August 26, 2020

among

PRA GROUP, INC.
as a Borrower and a Guarantor,

PRA GROUP CANADA INC.,
as a Borrower
and
A DESIGNATED SUBSIDIARY OF PRA GROUP, INC.
from time to time party hereto as a Borrower,

THE DOMESTIC SUBSIDIARIES OF PRA GROUP, INC.,
as the Guarantors,

THE CANADIAN SUBSIDIARIES OF PRA GROUP CANADA INC.,
as Canadian Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,

BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as Canadian Administrative Agent,

CAPITAL ONE, N.A.,
DNB CAPITAL LLC,
FIFTH THIRD BANK,
TRUIST BANK
and
MUFG BANK, LTD. f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
as Co-Syndication Agents,

CITIZENS BANK, N.A.,
and
REGIONS BANK
as Co-Senior Managing Agents
and
THE OTHER LENDERS PARTY HERETO

BOFA SECURITIES, INC.,
CAPITAL ONE, N.A.,
DNB CAPITAL LLC,
FIFTH THIRD BANK,
Truist Securities INC. and
MUFG BANK, LTD. f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
as Joint Lead Arrangers and Joint Bookrunners

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of August 26, 2020, among PRA GROUP, INC. (f/k/a Portfolio Recovery Associates, Inc.), a Delaware corporation (“PRA”, or the “Company”), PRA GROUP CANADA INC., a Canadian corporation amalgamated under the Canada Business Corporations Act (the “Canadian Borrower”, and, together with PRA, the “Borrowers”) the Guarantors party hereto, the Lenders party hereto, BANK OF AMERICA, N.A., as Administrative Agent and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent.

RECITALS

The Borrowers, the Guarantors, the Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent, are party to that certain Amended and Restated Credit Agreement dated as of May 5, 2017 (as amended, supplemented, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to provide senior credit facilities to the Borrowers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

The Borrowers and the Guarantors have requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement as set forth herein. The Administrative Agent, the Canadian Administrative Agent and the Lenders are willing to agree to such amendments to the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

In consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrowers, the Guarantors, the Lenders party hereto and the Administrative Agent hereby acknowledge and agree as follows:

ARTICLE I

AMENDMENTS

Subject to the satisfaction of the conditions precedent set forth in Article II, the Credit Agreement is hereby amended as follows:

1. The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Third Amendment Effective Date” means August 26, 2020.

2. The following definitions in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Aggregate Canadian Revolving Commitments” means the Canadian Revolving Commitments of all the Canadian Revolving Lenders. The aggregate principal amount of the Aggregate Canadian Revolving Commitments in effect on the Third Amendment Effective Date is SEVENTY-FIVE MILLION DOLLARS ($75,000,000).

“Aggregate Domestic Revolving Commitments” means the Domestic Revolving Commitments of all the Domestic Revolving Lenders. The aggregate principal amount of the Aggregate Domestic Revolving Commitments in effect on the Third Amendment Effective Date is ONE BILLION DOLLARS ($1,000,000,000).

“Consolidated EBITDA” means, for any period, for PRA and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by PRA and its Subsidiaries for such period, (c) depreciation and amortization expense, (d) Recoveries Applied to Negative Allowance, net of changes in expected recoveries, (e) fees, costs and expenses incurred in respect of this Agreement or in connection with any disposition, incurrence of Consolidated Funded Indebtedness, Acquisition, Investment or offering of Equity Interests, in each case as permitted under the Loan Documents and (f) all other non-cash charges for such period, to the extent such charges do not represent a cash charge in such period or any future period, all as determined in accordance with GAAP.

“Existing Permitted Convertible Notes” means Indebtedness of PRA in the form of senior, unsecured convertible notes in an aggregate amount not to exceed $345,000,000, issued pursuant to that certain Indenture dated as of May 26, 2017, and due June 1, 2023 with Regions Bank, as trustee.

“Fundamental Change” has the meaning given to such term (or analogous term) in the definitive documentation for the Permitted Convertible Notes or other unsecured Indebtedness permitted pursuant to Section 8.03(o).

“Maturity Date” means May 5, 2024.

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to PRA pursuant to Section 2.01(d), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Third Amendment Effective Date is FOUR HUNDRED SEVENTY-FIVE MILLION DOLLARS ($475,000,000).

3. Clause (e) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(e) the occurrence of any Fundamental Change under any Permitted Convertible Notes or other unsecured Indebtedness permitted pursuant to Section 8.03(o).

4. The final sentence of the defined term “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Notwithstanding the foregoing, from and after the Third Amendment Effective Date, with respect to Revolving Loans, if the Eurodollar Base Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement; provided, that any change in the Eurodollar Base Rate with respect to the Eurodollar Rate Loans outstanding on the Third Amendment Effective Date shall not take effect until the end of the Interest Period for such Loan.

5. Section 2.01(d) of the Credit Agreement is hereby amended to read as follows:

(d) Term Loan. Subject to the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make its portion of a term loan (the “Term Loan”) to PRA in Dollars on the Third Amendment Effective Date in an amount not to exceed such Lender’s Term Loan Commitment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, as further provided herein.

6. Section 2.07(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

(e) Term Loan. PRA shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
September 30, 2020	$2,500,000
December 31, 2020	$2,500,000
March 31, 2021	$2,500,000
June 30, 2021	$2,500,000
September 30, 2021	$2,500,000
December 31, 2021	$2,500,000
March 31, 2022	$2,500,000
June 30, 2022	$2,500,000
September 30, 2022	$2,500,000
December 31, 2022	$2,500,000
March 31, 2023	$2,500,000
June 30, 2023	$2,500,000
September 30, 2023	$2,500,000
December 31, 2023	$2,500,000
March 31, 2024	$2,500,000
Maturity Date	Outstanding Principal Balance of Term Loan

7. In Section 3.02 of the Credit Agreement, the final sentence of the penultimate paragraph thereof is hereby amended to read as follows:

Notwithstanding the foregoing, from and after the Third Amendment Effective Date, with respect to Revolving Loans, in no event shall the LIBOR Successor Rate be less than 0.75% for purposes of this Agreement.

8. Section 7.02(g) of the Credit Agreement is hereby amended to (i) delete the reference to “and” prior to “(ii)” and (ii) add the following clause (iii) immediately following clause (ii):
and (iii) listing all Indebtedness currently outstanding pursuant to Section 8.03(r) of this Agreement, including the amount of such Indebtedness attributable to each country outside the United States.

9. Section 8.01 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (y), (ii) renumber clause (z) to be clause (aa) and (iii) add a new clause (z) to read as follows:

(z) Liens securing accounts payable owed to PRA as a result of intercompany Investments made by PRA in any of its Subsidiaries (so long as such entity is not a Loan Party), pursuant to Section 8.02(v); and

10. In Section 8.02(c)(ii)(B) of the Credit Agreement, the reference to “2.5 to 1.0” is hereby amended to read “3.25 to 1.0”.

11. Section 8.02 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (t), (ii) replace the “.” at the end of clause (v) with “; and” and (iii) add a new clause (v) immediately following clause (u) to read as follows:

(v) Investments by a Loan Party in any Person that is not a Loan Party (but including the Canadian Borrower, the Canadian Guarantors and any Designated Borrower), provided, that (i) the aggregate amount of all Investments made pursuant to this clause (v) does not exceed 75% of the aggregate principal amount of any Indebtedness in the form of (A) Add-On Permitted Convertible Notes and/or (B) other unsecured financings permitted hereunder, in each case, incurred after August 1, 2020 in the aggregate at any time outstanding and (ii) after giving effect to such Investment on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b).

12. Section 8.03(o) of the Credit Agreement is hereby amended to read as follows:

(o) Indebtedness of PRA in the form of (i) Add-On Permitted Convertible Notes and/or (ii) other unsecured financings, in each case, which does not contain any financial covenants that are more restrictive than those financial covenants set forth herein or negative covenants that are more restrictive in any material respect than those negative covenants set forth herein (and any renewals, amendments or replacements of any such unsecured financings, so long as the aggregate principal amount of any such Indebtedness is not increased at the time of such renewal, amendment or replacement thereof, except by an amount equal to a premium or other amount paid, and fees and expenses reasonably incurred, in connection with such refinancing); provided, that, in each case, (x) no Default or Event of Default has occurred or is continuing, or would result from the issuance of such Indebtedness, (y) such Indebtedness shall not have a maturity date or be subject to any form of mandatory redemption on or prior to 180 days following the Maturity Date, other than pursuant to conversion of the Add-On Permitted Convertible Notes, customary provisions requiring redemption upon a “change of control” (as defined in the documentation relating to the Add-On Permitted Convertible Notes or such other unsecured Indebtedness, which definition shall be no more restrictive than the corresponding definition set forth herein), an “asset sale” (as defined in the documentation for such other unsecured Indebtedness), the occurrence of a Fundamental Change (as defined in the documentation relating to the Add-On Permitted Convertible Notes or such other unsecured Indebtedness), or acceleration upon an event of default and (z) the Consolidated Total Leverage Ratio immediately after giving effect to any such Indebtedness pursuant to this clause (o) on a Pro Forma Basis shall not be greater than 3.50 to 1.0;

13. Section 8.03(r) of the Credit Agreement is hereby amended to read as follows:

(r) Indebtedness of direct or indirect Subsidiaries of PRA organized under the laws of foreign jurisdictions in an aggregate principal amount not to exceed the greater of (i) $200,000,000 or (ii) five percent (5%) of the consolidated total assets of PRA and its Subsidiaries, as set forth in the most recent financial statements provided pursuant to Section 7.01(a) or (b) at any time outstanding; provided that after giving effect to the incurrence of any such Indebtedness on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which PRA was required to deliver financial statements pursuant to Section 7.01(a) or (b) (it being agreed that with respect to a revolving facility, such pro forma compliance certificate shall only be required upon the entry into such facility, provided such pro forma calculation assumes the revolving commitments under such facility are using the initial draw);

14. Section 8.11(a) of the Credit Agreement is hereby amended to read in substantially the form set forth below:

(a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of PRA to be greater than 3.50 to 1.0.

15. Section 8.13(b) of the Credit Agreement is hereby amended by (i) replacing the “and” immediately before clause (vi) with “,” and (ii) adding the following text immediately after clause (vi) to read as follows:

and (vii) voluntary or optional redemptions of unsecured Indebtedness permitted under Section 8.03(o) so long as, in the case of this clause (b)(vii), (x) no Default or Event of Default has occurred or is continuing, or would result from the redemption of such Indebtedness and (y) the Consolidated Senior Secured Leverage Ratio immediately after giving effect to the redemption of such Indebtedness pursuant to this clause (b)(vii) on a Pro Forma Basis shall not be greater than 1.90 to 1.0).

16. Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

17. Exhibit F to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit F attached hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

The amendments set forth in Article I shall become effective on the date first written above (the “Third Amendment Effective Date”), when the following conditions have been met:

1. Counterparts. Receipt by the Administrative Agent of counterparts of this Agreement executed on behalf of the Borrowers, the Guarantors, the Administrative Agent, the Canadian Administrative Agent and each Lender.

2.    Opinions of Counsel. Receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Third Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent.

3. Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

a.(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary (or, in the case of the Canadian Borrower or a Canadian Guarantor, an officer) of such Loan Party to be true and correct as of the Third Amendment Effective Date or (ii) certificates of a secretary of assistant secretary (or, in the case of the Canadian Borrower or a Canadian Guarantor, an officer) of each Loan Party certifying that no changes, amendments or other modifications have been made to the Organization Documents of such Loan Party since the Restatement Date or the date such Loan Party became a Loan Party, as applicable;

b.such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

c.such documents and certifications as the Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

4. Perfection and Priority of Liens. Receipt by the Agents of the following:

a.searches of UCC filings and, with respect to the Canadian Borrower, the personal property registry, in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the applicable Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

b.UCC and/or PPSA financing statements, as applicable, for each appropriate jurisdiction as is necessary, in the applicable Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

c.to the extent not already in possession of the applicable Agent, all certificates evidencing any certificated Equity Interests pledged to the applicable Agent pursuant to the Pledge Agreement and/or Canadian Security Agreement, together with duly executed in blank and undated stock powers attached thereto;

d.searches of ownership of, and Liens on, intellectual property of each Loan Party in the U.S. Patent and Trademark Office, U.S. Copyright Office and the Canadian Intellectual Property Office; and

e.duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.

5. Evidence of Insurance. Receipt by the Agents of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the applicable Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.

6. Beneficial Ownership Certification. To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, for any Lender that has made a written request of the Borrowers at least ten days prior to the Third Amendment Effective Date for a Beneficial Ownership Certification, receipt by such Lenders of Beneficial Ownership Certifications for each such Borrower, in each case in form and substance reasonably acceptable to each such Lender.

7. Officer’s Certificate. Receipt by the Administrative Agent of a certificate of PRA dated as of the date hereof signed by a Responsible Officer of PRA certifying that (a) the representations and warranties contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, and (b) no Default or Event of Default exists.

8. Fees. Receipt by the Administrative Agent of all reasonable fees and expenses due and owing in connection with this Agreement, including, without limitation, the reasonable and documented legal fees and expenses of Moore & Van Allen PLLC, counsel to the Administrative Agent.

ARTICLE III

MISCELLANEOUS

1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

2. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Full Force and Effect; Limited Waiver. All of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and each Borrower and each Guarantor confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Credit Agreement and the other Loan Documents. The waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly affected hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents. This Agreement shall constitute a Loan Document.

5. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute and deliver this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders on the Third Amendment Effective Date that no Default or Event of Default exists and all statements set forth in Section 5.02(a) of the Credit Agreement are true and correct in all material respects as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct in all material respects on and as of such earlier date).

6. Aggregate Domestic Revolving Commitments. Effective as of the Third Amendment Effective Date and pursuant to Section 2.06(a) of the Credit Agreement, PRA permanently reduces the Aggregate Domestic Revolving Commitments to $1,000,000,000. The Domestic Revolving Commitment of each Domestic Revolving Lender after giving effect to such reduction is set forth on Schedule 2.01 attached hereto.

7. Aggregate Canadian Revolving Commitments. Effective as of the Third Amendment Effective Date (a) the Aggregate Canadian Revolving Commitments are being increased from $50,000,000 to $75,000,000, (b) each Lender identified as an “Increasing Canadian Revolving Lender” on the signature pages hereto hereby agrees that the Canadian Revolving Commitment of such Increasing Canadian Revolving Lender is hereby increased to the amount identified in Schedule 2.01 attached hereto opposite such Increasing Canadian Revolving Lender’s name and (c) the Canadian Revolving Commitment of each Lender after giving effect to the increase in clauses (a) and (b) above shall be as set forth on Schedule 2.01 attached hereto.

8. Exiting Lender. Woodforest National Bank, in its capacity as a Lender under the Credit Agreement (as in effect prior to giving effect to this Agreement) (the “Exiting Lender”), is signing this Agreement for the sole purposes of terminating its Commitments under the Credit Agreement (as in effect prior to giving effect to this Agreement). As of the date hereof, (a) the Commitments of the Exiting Lender shall be reduced to zero and the Exiting Lender shall cease to have any rights or duties as a Lender under the Credit Agreement and the other Loan Documents except for rights or duties in respect of expense reimbursement and indemnification provisions in the Credit Agreement in favor of the Exiting Lender which by their express terms would survive termination of the Credit Agreement, (b) PRA shall pay (or cause to be paid) to the Exiting Lender all outstanding Obligations owing to it substantially contemporaneously with the effectiveness of this Agreement and thereafter shall have no obligations or liabilities to the Exiting Lender in its capacity as a Lender other than obligations in respect of indemnity and reimbursement which by their express terms would survive termination of the Credit Agreement and (c) each Lender (other than the Exiting Lender) agrees that, after giving effect to this Agreement, that it shall have the Commitment as reflected on the amended and restated Schedule 2.01 attached hereto.

9. Affirmation of Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Security Agreement, the Pledge Agreement, the Canadian Security Agreement and each other Collateral Document) and agrees that this Agreement shall in no manner adversely affect or impair such liens and security interests.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWERS: PRA GROUP, INC.
By: /s/ Peter M. Graham
Name: Peter M. Graham
Title: Executive VP and Chief Financial Officer

PRA GROUP CANADA INC.

By: /s/ Dennis Hunter
Name: Dennis Hunter
Title: Vice President

GUARANTORS: PORTFOLIO RECOVERY ASSOCIATES, LLC

By /s/ Christopher B. Graves________________
Name: Christopher B. Graves
Title: President, Treasurer and Secretary
PRA HOLDINGS I, LLC
PRA HOLDING II, LLC
PRA HOLDING III, LLC
PRA HOLDING IV, LLC
PRA HOLDING V, LLC
PRA HOLDING VI, LLC
PRA HOLDING VII, LLC

By: /s/ Peter M. Graham
Name: Peter M. Graham
Title: Executive VP and Chief Financial Officer

PRA FINANCIAL SERVICES, LLC
PRA AUTO FUNDING, LLC
By: /s/ Christopher D. Lagow
Name: Christopher D. Lagow
Title: Manager

PRA RECEIVABLES MANAGEMENT, LLC

By:/s/ Andrew Berardi_
Name: Andrew Berardi
Title: President

CLAIMS COMPENSATION BUREAU, LLC

By:/s/ Robert J. Rey
Name: Robert J. Rey
Title: President

BANK OF AMERICA, N.A.,
as Administrative Agent

By:/s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

BANK OF AMERICA, N.A.,
acting through its Canada branch, as Canadian Administrative Agent

By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

BANK OF AMERICA, N.A., ,
as a Lender

By: Moinca Sevila
Name: Monica Sevila
Title: Senior Vice President

BANK OF AMERICA, N.A.,
acting through its Canada branch, as a Lender and an Increasing Canadian Revolving Lender

By: /s/Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

TRUIST bank,
as successor by merger to SunTrust Bank and as Lender and an Increasing Canadian Reolving Lender

By:/s/ Andrew Johnson
Name: Andrew Johnson
Title: Managing Director

DNB CAPITAL LLC,
as a Lender
By: /s/ Mita Zalavadia
Name: Mita Zalavadia
Title: Assistant Vice President

By: /s/Ahelia Singh
Name: Ahelia Singh
Title: Assistant Vice President

MUFG BANK, LTD. f/k/a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

CAPITAL ONE, N.A.,
as a Lender

By: /s/ Dan Scheinberg
Name: Dan Scheinberg
Title: Duly Authorized Signatory

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By: /s/ David Izard
Name: David Izard
Title: Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION, acting through its Canada Branch, as a Lender and an Increasing Canadian Revolving Lender

By: /s/ Michael Woo
Name: Michael Woo
Title: AVP

CITIZENS BANKS, N.A.,
as a Lender and an Increasing Canadian Revolving Lender

By: /s/ Karmyn Paul
Name: Karmyn Paul
Title: Vice President

REGIONS BANK,
as a Lender
By: /s/ Hichem Kerma
Name: Hichem Kerma
Title: Managing Director

FIRST HORIZON BANK
as a Lender

By: /s/ Liz Febles
Name: Liz Febles
Title: Vice President

ATLANTIC UNION BANK
as a Lender

By: /s/ P. Craig Moore
Name: P. Craig Moore

Title: Sr. Vice President

ING CAPITAL LLC
as a Lender

By: /s/ Jonathan Banks
Name: Jonathan Banks
Title: Managing Director

ING CAPITAL LLC
as a Lender

By: /s/ Alexander Kreissman
Name: Alexander Kreissman
Title: Vice President

KEYBANK NATIONAL ASSOCIATION
as a Lender and an Increasing Canadian Revolving Lender

By: /s/ Ashley Braniecki
Name: Ashley Braniecki
Title: Vice President

UMPQUA BANK
as a Lender

By: /s/ Emily Brayfield
Name: Emily Brayfield
Title: Senior Vice President

FARMERS BANK
as a Lender

By: /s/ Jeffrey S. Creekmore
Name: Jeffrey S. Creekmore
Title: Senior Vice President

RAYMOND JAMES BANK, N.A.,
as a Lender
By: /s/ Kathy Bennett
Name: Kathy Bennett
Title: SVP

WOODFOREST NATIONAL BANK,
as an Exiting Lender
By: /s/ Sean Walker
Name: Sean Walker
Title: SVP